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                                                                   Exhibit 10.11

UNIVERSITY OF CALIFORNIA

BERKELEY - DAVIS - IRVINE - LOS ANGELES - MERCED - RIVERSIDE - SAN DIEGO - SAN
                     FRANCISCO - SANTA BARBARA - SANTA CRUZ

                       (THE UNIVERSITY OF CALIFORNIA LOGO)

OFFICE OF THE SENIOR VICE PRESIDENT--            OFFICE OF TECHNOLOGY TRANSFER
BUSINESS & FINANCE                               1111 Franklin Street, 5th Floor
                                                 Oakland, California 94607-5200
                                                 Web Site: www.ucop.edu/ott/
                                                 Tel: (510) 587-6000
                                                 Fax: (510) 587-6090

                                                               February 14, 2005

Robert Zerbe, M.D.
Chief Executive Officer
QuatRx Pharmaceuticals
777 E. Eisenhower Pkwy, Suite 100
Ann Arbor, MI 48108

Dear Dr. Zerbe,

     In recognition of the desire expressed by EndoChem, Inc., the prospective licensee for the license agreement covering UC Case Nos. ****** and ******
(the "Agreement"), to grant a sublicense under the Agreement, The Regents hereby reaffirms the following provisions of the Agreement that pertain to certain rights that accrue to QuatRx Pharmaceuticals Company under the Agreement. The Regents further states that notwithstanding the termination or expiration of the Agreement, The Regents shall permit QuatRx to exercise all rights granted to EndoChem under the Agreement and sublicensed to QuatRx by EndoChem, provided that the conditions set forth in (a) through (c) in Paragraph 3.1.2 below have been fulfilled.

PARAGRAPH 3.1.2 (SUBLICENSES)

     The Regents acknowledges that Licensee may grant a sublicense under this Agreement to QUATRx Pharmaceuticals Company ("QUATRx"). If Licensee grants such a sublicense, then notwithstanding anything else to the contrary herein, upon any expiration or termination of this Agreement for any reason, upon written request by QUATRx to The Regents and to Licensee, all sublicensed rights licensed hereunder and granted pursuant to this Article 3 which have been conveyed to QUATRx and its further sublicensees will remain in effect and will be recognized by The Regents as binding license obligations, provided that (a) QUATRx and its further sublicensees are not in breach of their respective sublicenses at the time of expiration or termination of this Agreement; (b) all of the terms of this Agreement are agreed to fully in writing by QUATRx; and (c) QUATRx acquires no rights from or the ability to enforce any obligations on the part of The Regents (and The Regents do not assume any obligations) other than those that are specifically granted under this Agreement and QUATRx assumes all liability and obligations to The Regents required of Licensee by this Agreement with respect to The Regents' sublicensed rights, including past due obligations existing at the time of such written request by QUATRx following such expiration or termination. If QUATRx as a Sublicensee

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QuatRx Pharmaceuticals
February 14, 2005
Page 2


fails to meet the above provisions described in this Paragraph 3.1.2 (a)-(c) then The Regents may terminate its sublicense upon expiration or termination of this Agreement, notwithstanding any such request by a Sublicensee, in accordance with Article 15 (Termination by The Regents). The Regents will not be bound to perform any duties or obligations set forth in any sublicense with QUATRx that extend beyond the duties and obligations of The Regents set forth in this Agreement, and the Licensee's obligations to The Regents hereunder will be binding upon QUATRx. Notwithstanding the above, in the event that any sublicense granted to QUATRx under this Agreement terminates or expires while this Agreement remains in effect, all further sublicenses granted by QUATRx shall automatically terminate or expire, as appropriate.

PARAGRAPH 3.3 (SUBLICENSES)

     The Licensee will identify each Sublicensee to The Regents and will notify The Regents of each sublicense granted hereunder (including, without limitation, any sublicenses granted by any Sublicensee and any sublicense granted to or by QUATRx) and will provide The Regents with a complete copy of each such sublicense and each amendment to such sublicense within thirty (30) days of issuance of such sublicense or such amendment. The Licensee will pay to The Regents all fees, payments, royalties and the cash equivalent of any consideration due The Regents on account of the grant or exercise of any such sublicenses. The Licensee will guarantee all monies due The Regents with respect to amounts that accrue due to actions by Sublicensees. For clarity, if the Licensee or a Sublicensee grants a sublicense that contains a provision for payment of royalties by any Sublicensee in an amount that is less than the Sublicensee Royalty required to be paid under Paragraph 8.2 below, then the Licensee will pay to The Regents a total amount equal to the Sublicensee Royalty based on the Sublicensees' Net Sales as provided for in Paragraph 8.2. The Licensee will require Sublicensees to provide it with copies of all progress reports and royalty reports in accordance with the provisions herein and the Licensee will collect and deliver all such reports due The Regents from Sublicensees.

PARAGRAPH 3.6 (SUBLICENSES)

     Sublicensees who have received a direct sublicense from Licensee under this
Article 3 may grant further sublicenses (without further rights to sublicense except to the extent specified below with respect to QUATRx) in connection with Licensee's and its direct Sublicensee's development, manufacture and commercialization of Licensed Products; provided, however that (a) such further sublicenses shall not be granted on a stand-alone basis, where the term "standalone" means that a sublicense is granted to an entity for the development, manufacture or commercialization of Licensed Products without Licensee or such direct Sublicensee participating or having participated in the development or commercialization of Licensed Products in material part (i.e., without Licensee or such direct Sublicensee having incurred more than ** **** ($****) in costs related to the development, manufacture or commercialization of Licensed Products); (b) Sublicensees of any direct Sublicensee of Licensee shall have no further rights to sublicense the rights granted hereunder (except to the extent specified below with respect to QuatRx); and (c) such sublicenses (and Licensee's and Sublicensee's obligations with respect to such sublicenses) shall be in full compliance with the provisions of this Article 3. For the avoidance of doubt, any Sublicensee's right to further sublicense the rights granted to it hereunder shall be limited solely to sublicenses granted in

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QuatRx Pharmaceuticals
February 14, 2005
Page 3


conjunction with and solely for the purpose of developing, manufacturing and/or commercializing, in collaboration with Licensee or a direct Sublicensee, Licensed Products developed and/or commercialized in material part by Licensee and/or such direct Sublicensee, For the further avoidance of doubt, Licensee and any permitted Sublicensee can engage independent contractors such as manufacturers, clinical trial organizations, and work-for-hire research laboratories (such as those who conduct assays on a fee for service basis) so long as the work conducted by such entities is being conducted on Licensee or such Sublicensee's behalf and such contracting entity does not receive rights to develop, manufacture, use or commercialize Licensed Products outside of, or after it completes, its services. Notwithstanding the foregoing, The Regents agree that QuatRx, upon becoming a direct Sublicensee of Licensee, shall have the right to grant further direct sublicenses as if QuatRx were the Licensee under Paragraph 3.1 and this Paragraph 3.6 (i.e., QuatRx shall have the right to grant sublicenses to the extent Licensee is permitted to grant sublicenses under Paragraph 3.1, and such direct Sublicensees of QuatRx shall have the right to grant further sublicenses as if such direct Sublicensee of QuatRx were a direct Sublicensee of Licensee for the purpose of this Paragraph 3.6), provided that, for clarity, no further sublicensing by any Sublicensee of a direct Sublicensee of QuatRx shall be permitted (but such Sublicensee may engage subcontractors as described above).

                                       Sincerely,


                                       /s/ Y. M. Vaishnav
                                       -----------------------------
                                       Yashwant Vaishnav, Ph.D.
                                       Business Development &
                                       Intellectual Property Manager


                                       Approved as to legal form


                                       /s/ P. Martin Simpson, Jr.      2-14-2005
                                       -----------------------------   Date
                                       P. Martin Simpson, Jr.
                                       University Counsel
                                       Office of General Counsel